SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ActivCard Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	45-0485038
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6623 Dumbarton Circle Fremont, California	94555
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:         333-100067

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001

(Title of Class)

Item 1.    Description of Registrant’s Securities to be Registered

The information set forth under the caption “Information About ActivCard Corp.—Description of ActivCard Corp. capital stock” contained in the Registrant’s prospectus, dated December 31, 2002, and filed with the Commission pursuant to Rule 424(b)(3) of the Securities Act of 1933 is incorporated herein by reference.

Item 2.    Exhibits

The following exhibits are filed as a part of this registration statement:

1

Registrant’s Amended and Restated Certificate of Incorporation, as currently in effect (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-4 filed with the Commission September 25, 2002 (file no. 333-100067)).

2	Registrant’s Bylaws, as currently in effect (incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-4 filed with the Commission September 25, 2002 (file no. 333-100067)).

3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-4 filed with the Commission September 25, 2002 (file no. 333-100067)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 27, 2003

ACTIVCARD CORP.

By: /s/ Blair W. Geddes

Blair W. Geddes

Chief Financial Officer

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